UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2010

CHINA FRUITS CORPORATION.

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

0-22373 (Commission File Number)	58-2027283 (IRS Employer Identification Number)

Fu Xi Technology & Industry Park, Nan Feng County

Jiang Xi Province, P. R. China

(Address of principal executive offices)

 +86 (794) 326-6199

  (Issuer Telephone Number)

 Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 Other Events

On January 22, 2008, the Registrant received an approval from the Chinese government in connection with their incorporation of a wholly-owned subsidiary, Tai Na International Fruits (Bei Jing) Co. Ltd. ("Tai Na International"), which is located in Beijing, the capital of People's Republic of China.

Tai Na International is devoted to the creation of a network to facilitate the sales of the Registrant's products throughout China.

The registered capital of Tai Na International was originally established as RMB10,000,000 (approximately USD$1,351,000). As a result of recent turbulence in the world economy, the Company decided to invest only RMB6,029,566 (approximately USD$813,707) instead of the original amount of RMB10,000,000. Pursuant to relevant PRC law, the registered capital of a company must be paid in full within two years from the date it is established. As a result of changing economic conditions, management of the Company no longer believes it prudent to invest the full amount of RMB10,000,000 as registered capital for Tai Na International. Accordingly, the Company has applied for a registered capital reduction and on October 29, 2010 the application was approved by the Beijing Chaoyang Business Council. Management does not believe that this reduction in registered capital will have any material effect on the financial condition of the Company.

The Registrant currently has 38,779,689 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FRUITS CORPORATION

Date: March 8, 2011	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors